NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE     CONTACT:    Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. Berkley Corporation Reports Fourth Quarter and Full Year 2024 Results
Fourth Quarter Return on Equity of 30.9% and Operating Return on Equity of 24.3%;
Quarterly Net Income and Record Operating Income Increased 45.0% and 15.5% to $576 Million and $453 Million;
Record Annual Pre-Tax Underwriting Income of $1.1 Billion and Net Income of $1.8 Billion
Greenwich, CT, January 27, 2025 - W. R. Berkley Corporation (NYSE: WRB) today reported its fourth quarter and full year 2024 results.
Summary Financial Data
(Amounts in thousands, except per share data)

	Fourth Quarter		Twelve Months
	2024	2023	2024	2023

Gross premiums written	$3,497,284	$3,232,710	$14,211,090	$12,972,006
Net premiums written	2,936,750	2,719,668	11,972,096	10,954,467

Net income to common stockholders	576,101	397,340	1,756,115	1,381,359
Net income per diluted share (1)	1.44	0.98	4.36	3.37

Operating income (2)	452,591	391,753	1,667,612	1,344,567
Operating income per diluted share (1)	1.13	0.96	4.14	3.28

Return on equity (3)	30.9%	23.6%	23.6%	20.5%
Operating return on equity (2) (3)	24.3%	23.2%	22.4%	19.9%

(1)The 2023 per share amounts were restated for comparative purposes to reflect the 3-for-2 common stock split effected on July 10, 2024.
(2)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses) and related expenses.
(3)Return on equity and operating return on equity represent net income and operating income, respectively, expressed on an annualized basis as a percentage of beginning of year common stockholders’ equity.

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Fourth quarter highlights included:
•Return on equity and operating return on equity of 30.9% and 24.3%, respectively.
•Net income increased 45.0% to $576 million and operating income increased 15.5% to a record $453 million.
•The current accident year combined ratio before catastrophe losses of 2.6 loss ratio points was 87.7%, and the reported combined ratio was 90.2%.
•Average rate increases excluding workers' compensation were approximately 7.7%.
•Operating cash flow increased 16.0% to $810.0 million.
•Total capital returned to shareholders was $287.8 million, consisting of $190.0 million of special dividends, $67.4 million of share repurchases and $30.4 million of regular dividends.

Full year highlights included:
•Return on equity and operating return on equity of 23.6% and 22.4%, respectively.
•Book value per share grew 23.5%, before dividends and share repurchases.
•Record annual pre-tax underwriting income of $1.1 billion and net income of $1.8 billion.
•Gross and net premiums written grew 9.6% and 9.3% to records of $14.2 billion and $12.0 billion, respectively.
•Average rate increases excluding workers' compensation were approximately 7.9%.
•Net investment income grew 26.6% to a record of $1.3 billion.
•Operating cash flow increased 25.6% to a record of $3.7 billion.
•Total capital returned to shareholders was $835.6 million, consisting of $412.3 million of special dividends, $303.7 million of share repurchases and $119.6 million of regular dividends.

The Company commented:
The Company once again set new financial records in 2024. Full year results were highlighted by record net income, with outstanding underwriting performance and net investment income, culminating in a 23.6% return on beginning of year equity. Growth in book value per share was 23.5%, before $836 million of capital returned to shareholders through special and ordinary dividends and share repurchases.
In the fourth quarter, we delivered an outstanding 30.9% annualized return on beginning of year equity. Our thoughtful growth strategy remains focused on achieving superior long-term risk-adjusted returns. Our decentralized structure remains a key competitive advantage, enabling us to effectively manage risks and capitalize on opportunities in a market where business lines increasingly operate independently. Our calendar year combined ratio of 90.2% once again demonstrated our focus on managing volatility.
We positioned our investment portfolio well for changes in the environment, which resulted in robust growth in net investment income from our fixed-maturity portfolio and a strong contribution to total return from net unrealized gains on our equity portfolio. Current reinvestment rates continue to exceed our annual book yield, and our invested assets have increased from record operating cash flow, positioning us for further investment income growth in 2025.
The Company excelled by most business measures in 2024, and we anticipate ongoing success for our shareholders in 2025. The current property and casualty (re)insurance and investment environments remain favorable to our business model. We are confident in our ability to deliver superior long-term risk-adjusted returns and enhanced shareholder value in 2025 and beyond.

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Webcast Conference Call
    The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on January 27, 2025, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at https://ir.berkley.com/events-and-presentations/default.aspx. Please log on early to register. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call. Additional financial information can be found on the Company's website at https://ir.berkley.com/investor-relations/financial-information/quarterly-results/default.aspx.
About W. R. Berkley Corporation
    Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance & Monoline Excess.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2025 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts, including claims for cyber security-related risks; natural and man-made catastrophic losses, including as a result of terrorist activities; the ongoing effects of the COVID-19 pandemic, or other epidemics and pandemics; the impact of climate change, which may alter the frequency and increase the severity of catastrophe events; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response to such conditions, on our results and financial condition; foreign currency and political risks relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2019; the ability or willingness of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; cyber security breaches of our information technology systems and the information technology systems of our vendors and other third parties, or related processes and systems; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2025 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # #

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Fourth Quarter		Twelve Months
	2024	2023	2024	2023
Revenues:
Net premiums written	$2,936,750	$2,719,668	$11,972,096	$10,954,467
Change in net unearned premiums	74,151	(5,054)	(423,611)	(553,780)
Net premiums earned	3,010,901	2,714,614	11,548,485	10,400,687
Net investment income	317,438	313,341	1,333,161	1,052,835
Net investment gains:
Net realized and unrealized gains (losses) on investments	151,903	(2,862)	79,738	47,540
Change in allowance for credit losses on investments	6,623	10,666	37,970	(498)
Net investment gains	158,526	7,804	117,708	47,042
Revenues from non-insurance businesses	152,706	160,283	528,012	535,508
Insurance service fees	27,352	25,194	108,935	106,485
Other income	645	146	2,451	381
Total Revenues	3,667,568	3,221,382	13,638,752	12,142,938
Expenses:
Loss and loss expenses	1,861,261	1,627,540	7,131,595	6,372,142
Other operating costs and expenses	897,416	906,011	3,602,306	3,363,936
Expenses from non-insurance businesses	148,839	154,754	513,451	524,998
Interest expense	31,751	31,879	126,907	127,459
Total expenses	2,939,267	2,720,184	11,374,259	10,388,535
Income before income tax	728,301	501,198	2,264,493	1,754,403
Income tax expense	(152,958)	(102,234)	(509,916)	(370,557)
Net Income before noncontrolling interests	575,343	398,964	1,754,577	1,383,846
Noncontrolling interest	758	(1,624)	1,538	(2,487)
Net income to common stockholders	$576,101	$397,340	$1,756,115	$1,381,359

Net income per share (1):
Basic	$1.45	$0.98	$4.39	$3.40
Diluted	$1.44	$0.98	$4.36	$3.37

Average shares outstanding (1) (2):
Basic	398,042	403,580	399,734	406,500
Diluted	400,888	406,523	403,224	409,948

(1)The 2023 per share amounts were restated for comparative purposes to reflect the 3-for-2 common stock split effected on July 10, 2024.
(2)Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1) (2)

	Fourth Quarter		Twelve Months
	2024	2023	2024	2023
Insurance:
Gross premiums written	$3,161,104	$2,874,901	$12,662,132	$11,461,094
Net premiums written	2,620,112	2,384,629	10,549,550	9,560,533
Net premiums earned	2,638,481	2,357,349	10,086,308	9,007,376
Pre-tax income	504,460	480,031	1,942,083	1,629,918
Loss ratio	62.2%	61.0%	62.8%	62.3%
Expense ratio	28.3%	28.4%	28.4%	28.3%
GAAP Combined ratio	90.5%	89.4%	91.2%	90.6%

Reinsurance & Monoline Excess:
Gross premiums written	$336,180	$357,809	$1,548,958	$1,510,912
Net premiums written	316,638	335,039	1,422,546	1,393,934
Net premiums earned	372,420	357,265	1,462,177	1,393,311
Pre-tax income	109,296	132,140	466,595	449,285
Loss ratio	58.9%	53.0%	54.7%	54.3%
Expense ratio	29.5%	28.5%	29.4%	29.4%
GAAP Combined ratio	88.4%	81.5%	84.1%	83.7%

Corporate and Eliminations:
Net investment gains	$158,526	$7,804	$117,708	$47,042
Interest expense	(31,751)	(31,879)	(126,907)	(127,459)
Other expenses	(12,230)	(86,898)	(134,986)	(244,383)
Pre-tax income (loss)	114,545	(110,973)	(144,185)	(324,800)

Consolidated:
Gross premiums written	$3,497,284	$3,232,710	$14,211,090	$12,972,006
Net premiums written	2,936,750	2,719,668	11,972,096	10,954,467
Net premiums earned	3,010,901	2,714,614	11,548,485	10,400,687
Pre-tax income	728,301	501,198	2,264,493	1,754,403
Loss ratio	61.8%	60.0%	61.8%	61.3%
Expense ratio	28.4%	28.4%	28.5%	28.4%
GAAP Combined ratio	90.2%	88.4%	90.3%	89.7%

(1)Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.
(2)Commencing with the first quarter of 2024, the Company reclassified a program management business from the Insurance segment to the Reinsurance & Monoline Excess segment. The reclassified business is a program management business offering support on a nationwide basis for commercial casualty and property program administrators. Reclassifications have been made to the Company's 2023 financial information to conform with this presentation.

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Supplemental Information
(Amounts in thousands)

	Fourth Quarter		Twelve Months
	2024	2023	2024	2023
Net premiums written:
Other liability	$1,063,789	$970,672	$4,277,085	$3,837,844
Short-tail lines (1)	581,260	505,975	2,349,615	2,025,320
Auto	384,279	348,253	1,554,299	1,378,425
Workers' compensation	304,431	290,203	1,243,674	1,228,058
Professional liability	286,353	269,526	1,124,877	1,090,886
Total Insurance	2,620,112	2,384,629	10,549,550	9,560,533
Casualty (2)	170,720	201,679	738,242	791,385
Property (2)	105,735	98,074	412,660	354,424
Monoline excess	40,183	35,286	271,643	248,125
Total Reinsurance & Monoline Excess	316,638	335,039	1,422,546	1,393,934
Total	$2,936,750	$2,719,668	$11,972,096	$10,954,467

Current accident year losses from catastrophes:
Insurance	$35,645	$20,440	$226,576	$159,848
Reinsurance & Monoline Excess	43,973	11,577	71,046	35,114
Total	$79,618	$32,017	$297,622	$194,962

Net Investment income:
Core portfolio (3)	$312,785	$285,841	$1,275,079	$966,723
Investment funds	(12,358)	11,300	(11,491)	16,743
Arbitrage trading account	17,011	16,200	69,573	69,369
Total	$317,438	$313,341	$1,333,161	$1,052,835

Net realized and unrealized gains (losses) on investments:
Net realized losses on investments	$(11,339)	$(27,705)	$(41,061)	$(22,908)
Change in unrealized gains on equity securities	163,242	24,843	120,799	70,448
Total	$151,903	$(2,862)	$79,738	$47,540

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$855,997	$771,170	$3,294,902	$2,954,686
Insurance service expenses	24,331	21,379	90,640	91,714
Net foreign currency (gains) losses	(53,699)	33,577	(52,376)	31,799
Other costs and expenses	70,787	79,885	269,140	285,737
Total	$897,416	$906,011	$3,602,306	$3,363,936

Cash flow from operations	$810,033	$698,076	$3,678,368	$2,929,238

Reconciliation of net income to operating income:
Net income	$576,101	$397,340	$1,756,115	$1,381,359
Pre-tax investment gains, net of related expenses	(158,526)	(7,804)	(117,708)	(47,042)
Income tax expense	35,016	2,217	29,205	10,250
Operating income after-tax (4)	$452,591	$391,753	$1,667,612	$1,344,567
(1)Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery, high net worth homeowners and other lines.
(2)Includes reinsurance casualty and property and certain program management business.
(3)Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(4)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses). Net investment gains (losses) are computed net of related expenses, including performance-based compensatory costs associated with realized investment gains. Management believes this measurement provides a useful indicator of trends in the Company’s underlying operations.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	December 31, 2024	December 31, 2023

Net invested assets (1)	$29,780,638	$26,973,703
Total assets	40,567,268	37,202,015
Reserves for losses and loss expenses	20,368,030	18,739,652
Senior notes and other debt	1,831,158	1,827,951
Subordinated debentures	1,009,808	1,009,090
Common stockholders' equity (2)	8,395,111	7,455,431
Common stock outstanding (3) (4)	380,066	384,817
Book value per share (4) (5)	22.09	19.37
Tangible book value per share (4) (5)	21.46	18.72

(1)Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.
(2)As of December 31, 2024, reflected in common stockholders' equity are after-tax unrealized investment losses of $517 million and unrealized currency translation losses of $417 million. As of December 31, 2023, reflected in common stockholders' equity are after-tax unrealized investment losses of $586 million and unrealized currency translation losses of $340 million.
(3)During the year ended December 31, 2024, the Company repurchased 5,702,996 shares of its common stock for $303.7 million. During the three months ended December 31, 2024, the Company repurchased 1,165,867 shares of its common stock for $67.4 million. The number of shares of common stock outstanding excludes shares held in a grantor trust.
(4)The 2023 per share amounts were restated for comparative purposes to reflect the 3-for-2 common stock split effected on July 10, 2024.
(5)Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
December 31, 2024
(Amounts in thousands, except percentages)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$2,235,341	7.5%
State and municipal:
Special revenue	1,517,708	5.1%
State general obligation	307,514	1.0%
Local general obligation	272,376	0.9%
Corporate backed	153,574	0.5%
Pre-refunded	85,592	0.3%
Total state and municipal	2,336,764	7.8%
Mortgage-backed securities:
Agency	3,045,639	10.2%
Commercial	532,282	1.8%
Residential - Prime	187,806	0.6%
Residential - Alt A	2,055	0.0%
Total mortgage-backed securities	3,767,782	12.6%
Asset-backed securities	3,885,012	13.0%
Corporate:
Industrial	3,667,199	12.3%
Financial	3,320,513	11.2%
Utilities	778,694	2.6%
Other	651,235	2.2%
Total corporate	8,417,641	28.3%
Foreign government	1,755,325	5.9%
Total fixed maturity securities (1)	22,397,865	75.1%
Equity securities available for sale:
Common stocks	760,167	2.6%
Preferred stocks	443,621	1.5%
Total equity securities available for sale	1,203,788	4.1%
Cash and cash equivalents (2)	1,891,232	6.4%
Investment funds	1,468,246	4.9%
Real estate	1,291,455	4.3%
Arbitrage trading account	1,122,599	3.8%
Loans receivable	405,453	1.4%
Net invested assets	$29,780,638	100.0%

(1)Total fixed maturity securities had an average rating of AA- and an average duration of 2.6 years, including cash and cash equivalents.
(2)Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.